Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL AND PURCHASE NOTICE

4.25% CONVERTIBLE SENIOR NOTES DUE 2023

ISSUED BY

THE INTERPUBLIC GROUP OF COMPANIES, INC.

CUSIP Numbers: 460690 BA 7 and 460690 AZ 3

This Letter of Transmittal and Purchase Notice (this “Purchase Notice”) relates to the purchase by The Interpublic Group of Companies, Inc., a Delaware corporation (the “Company”) of its 4.25% Convertible Senior Notes Due 2023 (the “Notes”), at the option of the holder thereof, pursuant to the terms and conditions set forth in the Senior Debt Indenture, dated as of November 15, 2006 (the “Base Indenture”), between the Company and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of November 15, 2006 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The right of a Holder to require the Company to purchase the Notes, as described in the Company Notice, dated February 15, 2012 and the related notice materials, as amended and supplemented from time to time, is referred to herein as the “Put Option.”

To exercise the Put Option, holders of Notes (the “Holders”) must complete and deliver this Purchase Notice to the Paying Agent before 11:59 p.m., New York City time, on Wednesday, March 14, 2012 (the “Expiration Date”). A Purchase Notice may be withdrawn at any time before 11:59 p.m., New York City time, on the Expiration Date. The Put Option expires at 11:59 p.m., New York City time, on the Expiration Date.

HOLDERS WHO HOLD THEIR NOTES THROUGH THE DEPOSITORY TRUST COMPANY (“DTC”) WHO WISH TO EXERCISE THE PUT OPTION AND DELIVER THEIR NOTES TO THE PAYING AGENT NEED NOT SUBMIT A PHYSICAL PURCHASE NOTICE TO THE PAYING AGENT IF SUCH HOLDERS TRANSMIT THEIR ACCEPTANCE AND DELIVER THEIR NOTES ELECTRONICALLY THROUGH DTC’S AUTOMATED TENDER OFFER PROGRAM (“ATOP”), SUBJECT TO THE TERMS AND PROCEDURES OF THAT SYSTEM. HOLDERS TRANSMITTING THEIR ACCEPTANCE AND DELIVERING THEIR NOTES THROUGH DTC’S ATOP SYSTEM MUST ALLOW SUFFICIENT TIME FOR COMPLETION OF THE ATOP PROCEDURES DURING THE NORMAL BUSINESS HOURS OF DTC.

The Paying Agent is The Bank of New York. The address of the Paying Agent is:

Bank of New York Mellon Corporation

Corporate Trust Reorganization Unit

101 Barclay Street—7 East

New York, New York 10286

Attention: Carolle Montreuil

Telephone: (212) 815-5920

Fax: (212) 298-1915

The instructions accompanying this Purchase Notice should be read carefully before this Purchase Notice is completed.

This Purchase Notice can be used if:

•	certificates representing Notes are physically delivered with it to the Paying Agent,

•	Notes are concurrently delivered by book-entry transfer to the Paying Agent’s account at DTC, or

•	Holders wish to exercise the Put Option without simultaneously delivering their Notes to the Paying Agent.

Holders who hold their Notes through DTC who wish to exercise the Put Option and deliver their Notes to the Paying Agent need not submit a physical Purchase Notice to the Paying Agent if such Holders transmit their acceptance and deliver their Notes electronically through DTC’s ATOP system, subject to the terms and procedures of that system. Holders transmitting their acceptance and delivering their Notes through DTC’s ATOP system must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC.

Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to exercise the Put Option should contact such registered holder of the Notes promptly and instruct such registered holder to exercise the Put Option on behalf of the beneficial owner.

Delivery of this Purchase Notice and all other required documents to an address other than as set forth above does not constitute valid delivery to the Paying Agent. Delivery of documents to DTC or the Company does not constitute delivery to the Paying Agent. The method of delivery of all documents, including certificates representing Notes, is at the risk of the Holder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. You must sign this Purchase Notice in the appropriate space provided therefore, with signature guarantee if required, and complete a Form W-9 (available at the IRS website at www.irs.gov). See instructions 1, 2 and 12.

Ladies and Gentlemen:

By execution of this Letter of Transmittal and Purchase Notice (the “Purchase Notice”), each signatory hereof (the “undersigned”) represents that the undersigned has received the Company Notice, dated February 15, 2012 (the “Company Notice”), of The Interpublic Group of Companies, Inc., a Delaware corporation (the “Company”), which provides the notice to the holders (the “Holders”) required pursuant to the Indenture. This Purchase Notice relates to the Company’s 4.25% Convertible Senior Notes due 2023 (the “Notes”), and the Holder’s right to require the Company to purchase the Notes at a purchase price (the “Purchase Price”) equal to $1,000 per $1,000 principal amount of the Notes, plus any accrued and unpaid interest (including contingent interest) up to, but excluding, March 15, 2012 (the “Purchase Date”), subject to the terms and conditions set forth in the Indenture and the Notes. Upon the terms and subject to the conditions set forth herein, the Company Notice and the Indenture, and effective upon the acceptance for payment thereof, the undersigned hereby irrevocably sells, assigns and transfers all right and title to the Company in and to the Notes for which the Put Option is exercised hereby.

The undersigned hereby irrevocably constitutes and appoints the Paying Agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Paying Agent also acts as the agent of the Company) with respect to such Notes, with full power of substitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to (1) present such Notes and all evidences of transfer and authenticity to, or transfer ownership of, such Notes on the account books maintained by The Depository Trust Company (“DTC”) to, or upon the order of, the Company, (2) present such Notes for transfer and cancellation on the books of the relevant security registrar, and (3) receive all benefits and otherwise exercise all rights of beneficial ownership of such Notes, all in accordance with the terms of and conditions set forth in the Indenture, the Company Notice and this Purchase Notice.

The undersigned hereby represents, warrants and covenants that:

(a) the undersigned owns the Notes for which the Put Option is exercised hereby as contemplated by Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and has full power and authority to validly exercise the Put Option for such Notes;

(b) when and to the extent the Company accepts such Notes for payment, the Company will acquire good, marketable and unencumbered title to them, free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements or other obligations relating to their delivery or transfer, and not subject to any adverse claim;

(c) on request, the undersigned will execute and deliver any additional documents that the Paying Agent or the Company deems necessary or desirable to complete the delivery of the Notes for which the Put Option is exercised hereby and that are accepted for payment; and

(d) the undersigned has read and agrees to all of the terms of the Company Notice and this Purchase Notice.

The undersigned understands that the exercise of the Put Option is not made in acceptable form until receipt by the Paying Agent of this Purchase Notice, duly completed and signed, together with all accompanying evidence of authority in form satisfactory to the Company in its sole discretion (which may delegate power in whole or in part to the Paying Agent). All questions as to form of documents, eligibility, validity (including time of receipt) and acceptance for payment of Notes for which the Put Option is exercised hereby will be determined by the Company in its sole discretion (which may delegate power in whole or in part to the Paying Agent) and such determination shall be final and binding on all parties.

The undersigned understands that all Notes for which a Purchase Notice is validly delivered and not withdrawn prior to 11:59 p.m., New York City time, on March 14, 2012 (the “Expiration Date”), shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 7 of the Notes and in the Indenture. The undersigned understands that acceptance of the Notes by the Company for payment will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Indenture, the Company Notice and this Purchase Notice.

The check for the aggregate Purchase Price for such of the Notes for which the Put Option is exercised hereby as are purchased will be issued to the order of the undersigned and mailed to the address indicated in the box entitled “Description of Notes for which the Put Option is Exercised,” unless otherwise indicated in the boxes entitled “Special Issuance Instructions” or “Special Delivery Instructions” herein. In the event that the boxes entitled “Special Issuance Instructions” and/or “Special Delivery Instructions” are completed, the check will be issued in the name of, and the payment of the aggregate Purchase Price will be mailed to, the address so indicated.

All authority conferred or agreed to be conferred in this Purchase Notice shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Purchase Notice shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

NOTE: SIGNATURES MUST BE PROVIDED

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

DESCRIPTION OF NOTES FOR WHICH THE PUT OPTION IS EXERCISED

Name(s) and Address(es) of Registered Holder(s) (Please fill in exactly as name(s) appear(s) on Notes) (1)	Notes for which the Put Option is Exercised (Attach additional signed list, if necessary)
	Certificate Number(s) (2)	Principal Amount Represented by Notes	Principal Amount for which the Put Option is Exercised (2)(3)

Total Amount for which the Put Option is Exercised
(1)	Must correspond exactly to the name(s) that appear(s) on the certificate(s) for the Notes and the Paying Agent’s record of registered holders or, if the Put Option is exercised by a DTC participant, exactly as such participant’s name(s) and address(es) appear(s) on the security position listing of DTC.
(2)	Need not be completed if the Notes are delivered by book-entry transfer.
(3)	If you desire to exercise the Put Option for less than the entire principal amount evidenced by the Notes listed above, please indicate in this column the portion of the principal amount of such Notes, in multiples of $1,000, for which you wish to exercise the Put Option; otherwise, the Put Option will be deemed to have been exercised for the entire principal amount evidenced by such Notes.

METHOD OF DELIVERY

☐	CHECK HERE IF NOTES ARE PHYSICALLY DELIVERED TO THE PAYING AGENT.

☐	CHECK HERE IF NOTES ARE DELIVERED BY BOOK-ENTRY TRANSFER TO THE ACCOUNT MAINTAINED BY THE PAYING AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Delivering Institution:

Address:

Telephone:	Facsimile:

Contact Person:	Date Delivered:

DTC Account Number:	Transaction Code Number:

☐	CHECK HERE IF NOTES ARE NOT SIMULTANEOUSLY DELIVERED TO THE PAYING AGENT.

HOLDERS WHO DELIVER THIS PURCHASE NOTICE WITHOUT SIMULTANEOUSLY DELIVERING THEIR NOTES TO THE PAYING AGENT UNDERSTAND THAT DELIVERY OF THE NOTES TO THE PAYING AGENT OR DELIVERY OF SUCH NOTES BY BOOK-ENTRY TRANSFER TO THE ACCOUNT MAINTAINED BY THE PAYING AGENT WITH DTC IS A CONDITION TO PAYMENT OF THE PURCHASE PRICE FOR SUCH NOTES.

UNDER NO CIRCUMSTANCES WILL NOTES ACCRUE INTEREST BY REASON OF ANY DELAY IN MAKING PAYMENT TO ANY PERSON WHO DELIVERS NOTES AFTER THE PURCHASE DATE. THE PURCHASE PRICE FOR NOTES DELIVERED AFTER THE PURCHASE DATE WILL BE THE SAME AS THAT FOR NOTES DELIVERED PRIOR TO OR ON THE PURCHASE DATE.

IF THE PAYING AGENT HOLDS, IN ACCORDANCE WITH THE TERMS OF THE INDENTURE, SUFFICIENT CASH TO PAY THE PURCHASE PRICE FOR THE NOTES ON THE BUSINESS DAY FOLLOWING THE PURCHASE DATE, THEN, ON AND AFTER SUCH DATE, SUCH NOTES WILL CEASE TO BE OUTSTANDING AND INTEREST (INCLUDING CONTINGENT INTEREST) ON SUCH NOTES WILL CEASE TO ACCRUE, WHETHER OR NOT THE NOTES ARE DELIVERED TO THE PAYING AGENT OR DELIVERED BY BOOK-ENTRY TRANSFER TO THE ACCOUNT MAINTAINED BY THE PAYING AGENT WITH DTC, AND ALL RIGHTS (OTHER THAN THE RIGHT TO RECEIVE THE PURCHASE PRICE UPON DELIVERY OF THE NOTES) OF THE HOLDER OF SUCH NOTES WILL TERMINATE.

IF ANY INTEREST PAYMENTS ARE MADE SUBSEQUENT TO THE BUSINESS DAY FOLLOWING THE PURCHASE DATE IN RESPECT OF NOTES FOR WHICH A PURCHASE NOTICE HAS BEEN DELIVERED, THEN THE PURCHASE PRICE TO BE PAID, FOLLOWING DELIVERY OF SUCH NOTES TO THE PAYING AGENT OR DELIVERY BY BOOK-ENTRY TRANSFER TO THE ACCOUNT MAINTAINED BY THE PAYING AGENT WITH DTC, WILL BE REDUCED BY THE AMOUNT OF SUCH INTEREST PAYMENTS.

SPECIAL ISSUANCE

INSTRUCTIONS

(See Instructions 2, 4, 5 and 6)

To be completed ONLY if Notes for which the Put Option is not exercised or which are not purchased and/or any check for the aggregate Purchase Price of Notes purchased are to be issued in the name of and sent to someone other than the undersigned, or if Notes delivered by book-entry transfer which are not accepted for purchase are to be credited to an account maintained at DTC other than the one designated above.

Issue Check and/or Notes to:

Name:
(Please Print)

Address:

(Include Zip Code)

(Taxpayer Identification Number or

Social Security Number)

Credit Notes not purchased by book-entry to DTC account number:

(DTC Account Number)

(Account Party)

SPECIAL DELIVERY

INSTRUCTIONS

(See Instructions 2, 4, 5 and 6)

To be completed ONLY if Notes for which the Put Option is not exercised or which are not purchased and/or any check for the aggregate Purchase Price of Notes purchased, issued in the name of the undersigned, are to be sent to someone other than the undersigned, or to the undersigned at an address other than that indicated above.

Mail Check and/or Notes to:

Name:
(Please Print)

Address:

(Include Zip Code)

NOTE: SIGNATURES MUST BE PROVIDED ON THE FOLLOWING PAGE.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

SIGN HERE

(See Instructions 1 and 5)

(Please Complete Form W-9)

Must be signed by registered Holder(s) exactly as name(s) appear(s) on the Notes or on a security position listing or by person(s) authorized to become registered Holder(s) of the Notes by documents transmitted with this Purchase Notice. If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation or another party acting in a fiduciary or representative capacity, please set forth the signer’s full title.

Signature(s) of Holder(s)

Date:                     , 2012

Name(s):

(Please Print)

Capacity:

Area Code(s) and Telephone Number(s):

Tax Id./S.S. Number(s):
(Taxpayer Identification Number(s) or Social Security Number(s)

Address(es):
(Include Zip Code)

THE GUARANTEE BELOW MUST BE COMPLETED.

Guarantee of Signature(s)

(See Instructions 2 and 5)

Authorized Signature:

Name:

Title:

Name of Eligible Institution:

Address:

Area Code and Telephone Number:

Date:                     , 2012

INSTRUCTIONS

Forming Part of the Terms and Conditions of this Purchase Notice

1. Delivery of Purchase Notice and Notes. This Purchase Notice can be used if Notes are delivered with it to the Paying Agent or if Notes are concurrently delivered by book-entry transfer to the Paying Agent’s account at DTC. This Purchase Notice can also be used by Holders who wish to exercise the Put Option without simultaneously delivering their Notes to the Paying Agent. A Holder who uses this Purchase Notice to exercise the Put Option without simultaneously delivering Notes understands that payment of the Purchase Price is subject to the delivery of the Notes to the Paying Agent or delivery of such Notes by book-entry transfer to the account maintained by the Paying Agent with DTC. Holders who hold their Notes through DTC who wish to exercise the Put Option and deliver their Notes to the Paying Agent need not submit a physical Purchase Notice to the Paying Agent if such Holders transmit their acceptance and deliver their Notes electronically through DTC’s ATOP system, subject to the terms and procedures of that system. Holders transmitting their acceptance and delivering their Notes through DTC’s ATOP system must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC. Notes or confirmation of the delivery of Notes by book-entry transfer to the Paying Agent through DTC, together with a properly completed and duly executed Purchase Notice or agent’s message and any other required documents, should be delivered to the Paying Agent at the appropriate address set forth on the first page of this Purchase Notice and must be received by the Paying Agent prior to 11:59 p.m., New York City time, on the Expiration Date. The term “agent’s message” means a message, transmitted to DTC and received by the Paying Agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgement that the undersigned agrees to be bound by this Purchase Notice and that the Company may enforce this Purchase Notice against the undersigned. Delivery of documents to DTC or the Company does not constitute delivery to the Paying Agent.

The method of delivery of all documents, including Notes, this Purchase Notice and any other required documents, is at the election and risk of the Holder(s) exercising the Put Option. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

Each Holder who exercises the Put Option, by execution of this Purchase Notice, waives any right to receive any notice of the acceptance of his or her Notes for purchase.

2. Guarantee of Signatures. No signature guarantee is required if either:

(a) this Purchase Notice is signed by the registered Holder(s) of the Notes (which term, for purposes of this Purchase Notice, includes any participant in DTC whose name appears on a security position listing as the Holder of such Notes) delivered with the Purchase Notice, unless such Holder has completed the box entitled “Special Issuance Instructions” and/or “Special Delivery Instructions” above; or

(b) the Notes for which the Put Option is exercised are held for the account of an eligible guarantor institution, as defined in Rule 17Ad-15 under the Exchange Act (each, an “Eligible Institution”).

In all other cases an Eligible Institution must guarantee the signatures on this Purchase Notice. See Instruction 5.

3. Inadequate Space. If the space provided in the box captioned “Description of Notes for which the Put Option is Exercised” is inadequate, the certificate numbers, the principal amount represented by the Notes and the principal amount of Notes for which the Put Option is exercised should be listed on a separate signed schedule and attached to this Purchase Notice.

4. Partial Exercise of the Put Option. (Not applicable to Holders who deliver Notes by book-entry transfer.) If the Put Option is to be exercised for less than all of the principal amount of Notes evidenced by the certificates, fill in the portion of the principal amount of such Notes for which the Put Option is to be exercised in the column entitled “Principal Amount for which the Put Option is Exercised” in the box captioned “Description of Notes for which the Put Option is Exercised.” In such case, a new certificate for the remainder of the Notes evidenced by the old certificate will be issued and sent to the registered Holder(s), unless otherwise specified in the box entitled “Special Issuance Instructions” and/or “Special Delivery Instructions” in this Purchase Notice, as promptly as practicable following the Purchase Date; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Put Option for the full principal amount of Notes listed and delivered to the Paying Agent is deemed to have been exercised unless otherwise indicated.

5. Signatures on Purchase Notice and Endorsements.

(a) If this Purchase Notice is signed by the registered Holder(s) of the Notes for which the Put Option is exercised hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the Notes without any change whatsoever.

(b) If the Notes are registered in the names of two or more joint Holders, each such Holder must sign this Purchase Notice.

(c) If any Notes for which the Put Option is to be exercised are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Purchase Notices as there are different registrations of Notes.

(d) (Not applicable to Holders who deliver Notes by book-entry transfer.) When this Purchase Notice is signed by the registered Holder(s) of the Notes and transmitted hereby, no endorsements of Notes are required unless payment is to be made, or the Notes for which the Put Option is not exercised or which are not purchased are to be issued to a person other than the registered Holder(s). See Instruction 2. In such an event, signature(s) on such Notes must be guaranteed by an Eligible Institution. If this Purchase Notice is signed by a person other than the registered Holder(s) of the Notes listed, the assignment form on the Notes must be completed and signed exactly as the name(s) of the registered Holder(s) appear(s) on the Notes and signature(s) on such Notes must be guaranteed by an Eligible Institution. See Instruction 2.

(e) If this Purchase Notice is signed by attorneys-in-fact, executors, administrators, trustees, guardians, partners, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Company of their authority so to act.

6. Special Payment and Special Delivery Instructions. The Holder(s) signing this Purchase Notice to exercise the Put Option should indicate in the applicable box or boxes the name and address to which Notes for principal amounts for which the Put Option is not exercised or which are not purchased or checks for payment of the aggregate Purchase Price are to be issued or sent, if different from the name(s) and address(es) of such Holder(s). In the case of issuance in a different name, the taxpayer identification number or social security number of the person named must also be indicated. If no instructions are given, Notes for which the Put Option is not exercised or which are not purchased will be returned to the Holder(s). Any Holder(s) delivering Notes by book-entry transfer may request that Notes for which the Put Option is not exercised or which are not purchased be credited to such account at DTC as such Holder(s) may designate under the caption “Special Issuance Instructions.” If no such instructions are given, any such Notes for which the Put Option is not exercised or which are not purchased will be returned by crediting the account at DTC designated above.

7. Irregularities. The Company will determine, in its sole discretion, all questions as to the form of documents, eligibility, validity (including time of receipt) and acceptance for payment of any Notes for which the Put Option is exercised and its determinations shall be final and binding on all parties. The Company reserves the absolute right to reject any and all exercises of the Put Option and deliveries of Notes that it determines not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in the exercise of the Put Option for and delivery of any particular Note. No exercise of the Put Option for or delivery of Notes will be deemed to have been properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with the exercise of the Put Option or delivery of Notes must be cured within such time as the Company shall determine. The Company’s interpretation of the terms of the Purchase Notice (including these instructions) will be final and binding on all parties. None of the Company, the Paying Agent or any other person is or will be obligated to give notice of any defects or irregularities in the exercise of the Put Option or delivery of Notes and none of them will incur any liability for failure to give such notice.

8. Mutilated, Lost, Stolen or Destroyed Certificates for Notes. Any Holder(s) whose certificates for Notes have been mutilated, lost, stolen or destroyed should write to or telephone the Paying Agent at the address or telephone number set forth on the front cover page of this Purchase Notice.

The Holder will then be instructed by the Paying Agent as to the steps that must be taken in order to replace the certificates. This Purchase Notice and related documents cannot be processed until the procedures for replacing mutilated, lost, stolen or destroyed certificates have been followed.

9. Questions and Requests for Assistance and Additional Copies. Questions and requests for assistance may be directed to the Paying Agent and additional copies of the Company Notice and this Purchase Notice may also be obtained from the Paying Agent.

10. Withdrawal Rights. You may withdraw a Purchase Notice, for some or all of the Notes for which such Purchase Notice has been delivered, at any time before 11:59 p.m., New York City time, on the Expiration Date. See Section 4 of the Company Notice for a more detailed description of withdrawal rights.

11. Transfer Taxes. If payment of the Purchase Price is to be made to, or if Notes for which the Put Option is not exercised or which are not purchased are to be registered in the name of, any persons other than the registered Holder(s), or if Notes for which the Put Option is exercised are registered in the name of any person other than the person(s) signing this Purchase Notice, the amount of any transfer taxes (whether imposed on the registered Holder(s) or such other person) payable on account of the transfer to such other person will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes or an exemption therefrom is submitted.

12. Important Tax Information. Payments made may be subject to information reporting and backup withholding of U.S. federal income tax, currently at a rate of 28%. Certain Holders, including corporations, are exempt from these information reporting and backup withholding tax rules. To avoid backup withholding, U.S. Holders that do not otherwise establish an exemption should complete and return an Internal Revenue Service (“IRS”) Form W-9, certifying that such Holder is a U.S. person, that the taxpayer identification number (“TIN”) provided is correct, and that such Holder is not subject to backup withholding. Non-U.S. Holders may be required to complete and submit an IRS Form W-8BEN or other applicable IRS Form W-8, signed under penalties of perjury, attesting to the Holder’s foreign status. If you provide an incorrect TIN or you are a U.S. Holder that fails to provide the information requested on IRS Form W-9, you may be subject to penalties imposed by the IRS.

Backup withholding is not an additional tax. Taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund of any excess amounts withheld by timely filing a claim for refund with the IRS. Holders are encouraged to consult with their own tax advisors regarding compliance with the backup withholding rules.